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                                                                   Exhibit 10.15


                             SECOND LEASE AMENDMENT


     THIS SECOND LEASE AMENDMENT (the "Amendment") is executed this 30th day of May, 1996, by and between DUGAN REALTY, L.L.C., an Indiana limited liability company ("Landlord"), and VANSTAR CORPORATION, a Delaware corporation ("Tenant").

                              W I T N E S S E T H :

     WHEREAS, WRC Properties, Inc., as predecessor in interest to Landlord, and Computerland Corporation, as predecessor in interest to Tenant, entered into a certain Lease dated December 9, 1993, as amended July 18, 1995 (collectively, the "Lease"), whereby Tenant leased from Landlord certain premises consisting of 128,800 square feet of space (the "Original Premises") located in Building 62 of Park 100 Business Park commonly known as 5012-5032 W. 79th Street, Indianapolis, Indiana 46268; and

     WHEREAS, Landlord and Tenant desire to reduce the Original Premises by 64,400 square feet (the "Reduced Space"). Commencing March 1, 1997, the "Leased Premises" (as used in the Lease) shall refer to the Reduced Space; and

     WHEREAS, Landlord and Tenant desire to extend the Lease Term for a period of ten (10) years; and

     WHEREAS, Landlord and Tenant desire to amend certain provisions of the Lease to reflect such reduction and extension;

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby enter into this Amendment.

     1. AMENDMENT OF ARTICLE 1. THE LEASE PREMISES. Commencing March 1, 1997, Paragraph 1 of Article 1 of the Lease is hereby amended to reflect the Leased Premises address as 5012 West 79th Street, Indianapolis, Indiana 46268, and the square footage in the Leased Premises is hereby amended to reference approximately 64,400 square feet in lieu of approximately 128,800 square feet. Paragraph 1 of Article 1 is further amended to replace the EXHIBIT A to the Lease with the AMENDED EXHIBIT A attached hereto and incorporated herein by reference.

     2. AMENDMENT OF ARTICLE 2. TERM. The term of the Lease is hereby extended through February 28, 2007.

     3.   AMENDMENT OF ARTICLE 3. MINIMUM RENT. Commencing March 1, 1997,
Article 3 of the Lease is hereby amended to provide for the following monthly and annual rental schedule:

          March 1, 1997 - February 28, 2002  $282,716.04 per year or
                                             $ 23,559.67 per month

          March 1, 2002 - February 28, 2007  $310,407.96 per year or
                                             $ 25,867.33 per month

     4.   AMENDMENT OF ARTICLE 4. ADDITIONAL RENT. Commencing March 1, 1997,
Article 4 of the Lease is hereby amended to reflect the percentage the Leased Premises bears to the total square footage of the Building as "(i.e. 50%)" in lieu of "(i.e. 100%)".


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     5.   AMENDMENT OF ARTICLE 21. Article 21 of the Lease is hereby amended to reflect the following notice and payment addresses:

     Landlord:      Dugan Realty, L.L.C.
                    c/o Duke Realty Services Limited Partnership
                    8888 Keystone Crossing, Suite 1200
                    Indianapolis, IN 46240

     Payments to:   Dugan Realty, L.L.C.
                    c/o Duke Realty Services Limited Partnership
                    P.O. Box 66548
                    Indianapolis, IN 46266

     Tenant:        Vanstar Corporation
                    ATTN: Director of Real Estate
                    5964 W. Las Positas Blvd.
                    P.O. Box 9012
                    Pleasanton, CA 94566

     6. AMENDMENT OF THE DECEMBER 9, 1993 ADDENDUM AND THE FIRST LEASE AMENDMENT. Sections 1, 2 and 3 of the December 9, 1993 Addendum and Section 3 of the First Lease Amendment to the Lease are hereby deleted in their entirety and replaced with the following:

          SECTION 36. TENANT FINISH IMPROVEMENTS. Tenant has personally inspected the Leased Premises and accepts the same "as is" without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto except to construct in a good and workmanlike manner the improvements designated as Landlord's obligations in the attached EXHIBIT B. Such improvements shall be in accordance with and at the expense of the party indicated on EXHIBIT B.

          SECTION 37. OPTION TO EXTEND.

               A. GRANT AND EXERCISE OF OPTION. Provided that (i) Tenant has not been in default hereunder at any time during the Term of this Lease (the "Original Term"), (ii) the creditworthiness of Tenant is then acceptable to Landlord, (iii) Tenant originally named herein remains in possession of and is continuously operating the entire Leased Premises and (iv) the current use of the Leased Premises is acceptable to Landlord, Tenant shall have one (1) option to extent the Term for one (i) additional period of five (5) years (the "Extension Term"). The Extension Term shall be upon the same terms and conditions contained in the Lease, as amended by this Second Lease Amendment, except (I) Tenant shall not have any further option to extend and (ii) the Minimum Annual Rent shall be adjusted as set forth herein ("Rent Adjustment"). Tenant shall exercise such option by delivering to Landlord no later than August 31, 2006, written notice of Tenant's desire to extend the Term. Tenant's failure to properly exercise such option shall waive it. If Tenant properly exercises its option to extend, Landlord shall notify Tenant of the Rent Adjustment no later than ninety (90) days prior to the commencement of the Extension Term. Tenant shall be deemed to have accepted the Rent Adjustment if it fails to deliver to Landlord a written objection thereto within ten
          (10) business days after receipt thereof. If Tenant properly exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease (or, at Landlord's option, a new lease on the form then in use


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          for the Building) reflecting the terms and conditions of the Extension
          Term.

               B. MARKET RENT ADJUSTMENT. The Minimum Annual Rent for the Extension Term shall be an amount equal to the Minimum Annual Rent then being quoted by Landlord to prospective new tenants of the Building for space of comparable size and quality and with similar or equivalent improvements as are found in the Building, and if none, then in similar buildings in the Park; provided, however, that in no event shall the Minimum Annual Rent during the Extension Term be less than the highest Minimum Annual Rent payable during the Original Term. The Minimum Monthly Rent shall be an amount equal to one-twelfth (1/12) of the Minimum Annual Rent for the Extension Term and shall be paid at the same time and in the same manner as provided in the Lease.

     7.   The Lease is hereby amended to add the following:

          SECTION 38. RIGHT OF FIRST REFUSAL. Provided that (i) Tenant has not been in default hereunder at any time during the Lease Term, (ii) the creditworthiness of Tenant is then acceptable to Landlord, (iii) Tenant originally named herein remains in possession of and has been continuously operating in the entire Leased Premises throughout the Lease Term, and (iv) the current use of the Leased Premises is acceptable to Landlord, and subject to any rights of other tenants to the Refusal Space, Tenant shall have the right of first refusal ("Refusal Option") to lease the 64,400 square feet adjacent to Tenant's Leased Premises in the Building, as crosshatched on the attached EXHIBIT C ("Refusal Space"), as such space becomes available for leasing during the Lease Term. The term for the Refusal Space shall be coterminous with the Lease Term, provided, however, that the minimum term for the Refusal Space shall be three (3) years and the Lease Term shall be extended, if necessary, to be coterminous with the term for the Refusal Space. The Refusal Space shall be offered to Tenant at the rental rate and upon such other terms and conditions, excluding free rent and other concessions, as are then being offered by Landlord to a specific third party prospective tenant for such space, but in no event shall such rental rate be less than the then current rental rate under this Lease. In the event that the Refusal Space is not leased to the initial third party prospective tenant, then this Refusal Option shall remain in effect in the event of an offer to any other specific third party prospective tenant and the Refusal Space shall again be offered to Tenant in accordance herewith. Upon notification in writing by Landlord that the Refusal Space is available, Tenant shall have five (5) business days in which to notify Landlord in writing of its election to lease the Refusal Space at such rental rates described above, in which event this Lease shall be amended to incorporate such Refusal Space. In the event Tenant declines or fails to elect to lease the Refusal Space, then this Refusal Option shall automatically terminate and shall thereafter be null and void as to such space. It is understood and agreed that this Refusal Option shall not be construed to prevent any tenant in the Building from extending or renewing its lease.

     8. TENANTS REPRESENTATIONS AND WARRANTIES. The undersigned represents and warrants to Landlord that (i) Tenant is duly


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organized, validly existing and in good standing in accordance with the laws of the state under which it was organized; (ii) all action necessary to authorize the execution of this Amendment has been taken by Tenant; and (iii) the individual executing and delivering this Amendment on behalf of Tenant has been authorized to do so, and such execution and delivery shall bind Tenant. Tenant, at Landlord's request, shall provide Landlord with evidence of such authority.

     9. EXAMINATION OF AMENDMENT. Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

     10. DEFINITIONS. Except as otherwise provided herein, the capitalized terms used in this Amendment shall have the definitions set forth in the Lease.

     11. INCORPORATION. This Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect.

     12. PERSONAL PROPERTY. Upon termination of the lease, Tenant shall remove all personal property set forth in Exhibit D, attached hereto and incorporated herein.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the day and year first written above.

                              LANDLORD:

                              DUGAN REALTY, L.L.C., an Indiana
                              limited liability company

                              By:  DUKE REALTY LIMITED PARTNERSHIP,
                                   an Indiana limited partnership, Its Member


                              By:  DUKE REALTY INVESTMENTS, INC.,
                                   an Indiana corporation, Its General Partner


                                   By:  /s/ SIGNATURE ON FILE
                                        ----------------------------------------
                                        William E. Linville, III
                                        Vice President
                                        Indiana Industrial Group


                              TENANT:

                              VANSTAR CORPORATION, a Delaware Corporation


                              By: ROBERT C. KUNTZENDORF
                                  ------------------------------------

                              Printed: ROBERT C. KUNTZENDORF
                                       -------------------------------

                              Title: SENIOR VP
                                     ---------------------------------


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STATE OF CALIFORNIA          )
                             )
COUNTY OF ALAMEDA            )SS:



     Before me, a Notary Public in and for said County and State personally appeared Robert C. Kuntzendorf, by me known and by me known to be the Sr. Vice President of Vanstar Corporation, a Delaware corporation, who acknowledged the execution of the foregoing "Second Lease Amendment" on behalf of said corporation.

     WITNESS my hand and Notarial Seal this 3rd of June, 1996.



                                        CONSTANCE F. McTAGGART
                                        -----------------------------------
                                        Notary Public

                                        CONSTANCE F. McTAGGART
                                        -----------------------------------
                                        (Printed Signature)



My Commission Expires: July 13, 1999
                       ----------------------

My County of Residence: Alameda
                        ---------------------


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